PROXY STATEMENT PURSUANT TO SECTION 14 (a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Dreyfus Premier Manager Funds II

(Name of Registrant as Specified In Its Charter)

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DREYFUS PREMIER BALANCED FUND

Your Vote is Very Important!

Dear Shareholder:

As a shareholder in Dreyfus Premier Balanced Fund, you recently received proxy materials asking for your vote on an important proposal that affects your investment. We apologize for any inconvenience with respect to this follow-up mailing, but to date we have not received your vote on the proposal. The proposal that you are asked to consider was unanimously endorsed by your Fund’s Board of Directors. The special meeting of shareholders is scheduled for December 1, 2004. Your vote is extremely important, no matter how large or small your Fund holdings. Therefore, we ask that you register your vote without delay.

We encourage you to use one of the following easy options today for recording your vote:

1. Vote by Telephone. You may cast your vote by telephone by calling the toll-free number listed on the enclosed voting instruction form or proxy card and by following the prerecorded information. Please have your proxy information available.

2. Vote Through the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed voting instruction form or proxy card and following the instructions on the website. Please have your proxy information available.

3. Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed voting instruction form or proxy card in the postage-prepaid return envelope provided.

          For the reasons set forth in the proxy materials previously delivered to you, THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL AND BELIEVES THE PROPOSAL IS IN THE BEST INTEREST OF THE SHAREHOLDERS OF THE FUND.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.